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                                                                    Exhibit 99.2

__________ 2006

Dear Member:

We are pleased to announce that Hampden Bancorp, MHC is converting to stock form and Hampden Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company to be known as Hampden Bancorp, Inc. In conjunction with the conversion, Hampden Bancorp, Inc. is offering shares of common stock in a subscription offering to certain depositors of Hampden Bank, to an employee stock ownership plan established by Hampden Bank and to employees, officers, directors, trustees and corporators who do not have a higher priority, in accordance with Hampden Bancorp, MHC's Plan of Conversion (the "Conversion)".

The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for depositors of Hampden Bank to become stockholders of Hampden Bancorp, Inc. Please remember:

     - Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     - There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the reorganization.

     - Members have a right, but not an obligation, to buy Hampden Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

     - Like all stock, shares of Hampden Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this document carefully. If you are interested in purchasing the common stock of Hampden Bancorp, Inc., you must SUBMIT YOUR COMPLETED AND SIGNED STOCK ORDER AND CERTIFICATION FORM AND PAYMENT PRIOR TO 11:00 A.M., EASTERN TIME, ON __________, 2006.

If you have any questions regarding the offering, please call us at (413) 452-5138, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 19 Harrison Avenue, Springfield, Massachusetts 01102.

Sincerely,


-------------------------------------
Thomas R. Burton
President and Chief Executive Officer

THE SECURITIES OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY HAMPDEN BANCORP, INC., HAMPDEN BANK, HAMPDEN BANCORP, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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_________, 2006

Dear Friend:

We are pleased to announce that Hampden Bancorp, MHC is converting to stock form and Hampden Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company to be known as Hampden Bancorp, Inc. In conjunction with the conversion, Hampden Bancorp, Inc. is offering shares of common stock in a subscription offering to certain depositors of Hampden Bank, to an employee stock ownership plan established by Hampden Bank and to employees, officers, directors, trustees and corporators who do not have a higher priority, in accordance with Hampden Bancorp, MHC's Plan of Conversion.

Because we believe you may be interested in learning more about an investment in Hampden Bancorp, Inc.'s common stock, we are sending you the following materials which describe the offering.

     PROSPECTUS: This document provides detailed information about Hampden Bank's operations and the proposed offering of Hampden Bancorp, Inc. common stock.

     STOCK ORDER AND CERTIFICATION FORM: This form can be used to order stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 11:00 a.m., Eastern Time, on ____________, 2006.

As a friend of Hampden Bank, you will have the opportunity to buy common stock directly from Hampden Bancorp, Inc. in the offering without paying a commission or fee. If you have any questions regarding the reorganization and offering, please call us at (413) 452-5138, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 19 Harrison Avenue, Springfield, Massachusetts 01102.

We are pleased to offer you this opportunity to become a stockholder of Hampden Bancorp, Inc.

Sincerely,


-------------------------------------
Thomas R. Burton
President and Chief Executive Officer

THE SECURITIES OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY HAMPDEN BANCORP, INC., HAMPDEN BANK, HAMPDEN BANCORP, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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Dear Prospective Investor,

We are pleased to announce that Hampden Bancorp, MHC is converting to stock form and Hampden Bank is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company to be known as Hampden Bancorp, Inc. In conjunction with the conversion, Hampden Bancorp, Inc. is offering shares of common stock in a subscription offering to certain depositors of Hampden Bank, to an employee stock ownership plan established by Hampden Bank and to employees, officers, directors, trustees and corporators who do not have a higher priority, in accordance with Hampden Bancorp, MHC's Plan of Conversion.

We have enclosed the following materials that will help you learn more about the merits of Hampden Bancorp, Inc. common stock as an investment. Please read and review these materials carefully.

     PROSPECTUS: This document provides detailed information about Hampden Bank's operations and the proposed offering of Hampden Bancorp, Inc. common stock.

     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 11:00 a.m., Eastern Time, on ________ __, 2006.

We invite you and other local community members to become stockholders of Hampden Bancorp, Inc. Through this offering, you have the opportunity to buy stock directly from Hampden Bancorp, Inc. without paying a commission or a fee.

If you have additional questions regarding the stock issuance or reorganization, please call us at (413) 452-5138, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 19 Harrison Avenue, Springfield, Massachusetts 01102.

We are pleased to offer you this opportunity to become a stockholder of Hampden Bancorp, Inc.

Sincerely,


-------------------------------------
Thomas R. Burton
President and Chief Executive Officer

THE SECURITIES OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY HAMPDEN BANCORP, INC., HAMPDEN BANK, HAMPDEN BANCORP, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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[KBW LOGO] KEEFE, BRUYETTE & WOODS
           SPECIALISTS IN FINANCIAL SERVICES

TO DEPOSITORS AND FRIENDS OF HAMPDEN BANK

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc., is assisting Hampden Bancorp, MHC, in the conversion and reorganization from the mutual holding company form to the stock form of organization with the simultaneous issuance of its common stock to Hampden Bancorp, Inc., a Delaware corporation, and the sale by Hampden Bancorp, Inc. of shares of its common stock.

At the request of Hampden Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in the shares of Hampden Bancorp, Inc. common stock being offered to deposit customers of Hampden Bank and various other persons until 11:00 a.m., Eastern Time, on ________ __, 2006. Please read the enclosed offering materials carefully, including the prospectus, for a complete description of the stock offering. Hampden Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of applicable securities laws.

If you have any questions, please visit our Stock Information Center located at 19 Harrison Avenue, Springfield, Massachusetts 01102, Monday through Friday from 10:00 a.m. to 4:00 p.m., or feel free to call the Stock Information Center at
(413) 452-5138.

Very truly yours,


Keefe, Bruyette & Woods, Inc.

THE SECURITIES OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY HAMPDEN BANCORP, INC., HAMPDEN BANK, HAMPDEN BANCORP, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

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                           FACTS ABOUT STOCK ISSUANCE

The Boards of Directors of Hampden Bancorp, MHC and Hampden Bank unanimously adopted a Plan of Conversion to convert from the mutual to the stock form of organization (the "Conversion").

This brochure answers some of the most frequently asked questions about the conversion and about your opportunity to invest in the common stock of Hampden Bancorp, Inc.

Investment in the common stock of Hampden Bancorp, Inc. involves certain risks. For a discussion of these risks and other factors, including a complete description of the offering, PROSPECTIVE INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS, especially the discussion under the heading "Risk Factors."

WHAT EFFECT WILL THE STOCK ISSUANCE HAVE ON EXISTING DEPOSIT AND LOAN ACCOUNTS AND CUSTOMER RELATIONSHIPS?

The stock issuance will have little effect on existing deposit or loan accounts and customer relationships. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation to the maximum legal limit. Interest rates and existing terms and conditions on deposit accounts will remain the same upon completion of the stock issuance. Contractual obligations of borrowers of Hampden Bank will not change and there will be no change in the amount, interest rate, maturity, security or any other condition relating to the respective loans of customers.

WILL HAMPDEN BANK'S DEPOSITORS BE REQUIRED TO PURCHASE STOCK IN THE OFFERING?

No depositor or other person is required to purchase stock. However, depositors and other eligible persons will be provided the opportunity to purchase stock consistent with the established priority of subscription rights, should they so desire. The decision to purchase stock will be exclusively that of each person. Whether an individual decides to purchase stock or not will have no impact on his or her standing as a customer of Hampden Bank. The stock issuance will allow certain depositors of Hampden Bank an opportunity to buy common stock and become stockholders of Hampden Bancorp, Inc.

WHO IS ELIGIBLE TO PURCHASE COMMON SHARES IN THE SUBSCRIPTION OFFERING?

Certain past and present depositors of Hampden Bank are eligible to purchase common stock in the subscription offering. Specifically, depositors with $50 or more as of April 30, 2005 or June 30, 2006 are eligible to subscribe.

HOW MANY COMMON SHARES ARE BEING OFFERED AND AT WHAT PRICE?

Hampden Bancorp, Inc. is offering up to x,xxx,xxx shares of common stock, subject to adjustment as described in the prospectus, at a price of $10.00 per share through the prospectus.

HOW MANY SHARES MAY I BUY?

The minimum order is 25 shares. The maximum individual purchase is 20,000 shares. No person, together with associates of, and persons acting in concert with that person, may purchase more than 30,000 shares, as further discussed in the prospectus.

WILL THE COMMON STOCK BE INSURED?

No. Like any other common stock, Hampden Bancorp, Inc.'s common stock will not be insured.

HOW DO I ORDER THE COMMON STOCK?

You must complete the enclosed Stock Order and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 11:00 a.m., Eastern Time, on XXXXX xx, 2005 at the Stock Information Center.

HOW MAY I PAY FOR MY COMMON STOCK?

First, you may pay for common stock by bank check, personal check or money order. Interest will be paid by Hampden Bank on these funds at the passbook savings rate from the day the funds are received until the completion or termination of the stock issuance. Second, you may authorize us to withdraw funds from your deposit account or certificate of deposit at Hampden Bank for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the stock issuance. THERE IS NO PENALTY FOR WITHDRAWAL FROM A CERTIFICATE OF DEPOSIT.

CAN I PURCHASE STOCK USING FUNDS IN MY HAMPDEN BANK IRA ACCOUNT?

Federal regulations do not permit the purchase of common stock in connection with the stock issuance from your existing Hampden Bank IRA account. In order to utilize the funds in your Hampden Bank IRA account for the purchase of Hampden Bancorp, Inc. common stock, you must execute a trustee-to-trustee transfer with a self-directed IRA provider. Please contact your broker or self-directed IRA provider as soon as possible if you want to explore this option.

WILL DIVIDENDS BE PAID ON THE COMMON STOCK?

We have not yet decided whether to pay dividends. The Board of Directors of Hampden Bancorp, Inc. intends to consider a policy of paying cash or stock dividends in the future. However, no decision has been made with respect to the payment of dividends.

HOW WILL THE COMMON STOCK BE TRADED?

Hampden Bancorp, Inc.'s stock is expected to trade on the NASDAQ Global Market under the symbol "HBNK". However, no assurance can be given that an active and liquid market will develop.

ARE EXECUTIVE OFFICERS AND DIRECTORS OF HAMPDEN BANK PLANNING TO PURCHASE STOCK?

Yes! The executive officers and directors of Hampden Bank plan to purchase, in the aggregate, $x,xxx,xxxx worth of stock or approximately xx% of the common stock offered at the midpoint of the offering range.

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MUST I PAY A COMMISSION?

No. You will not be charged a commission or fee on the purchase of common stock in the subscription offering.

                            STOCK INFORMATION CENTER

FOR ADDITIONAL INFORMATION YOU MAY VISIT OR CALL OUR STOCK INFORMATION CENTER MONDAY THROUGH FRIDAY FROM 10:00 A.M. TO 4:00 P.M., LOCATED AT 19 HARRISON AVENUE, SPRINGFIELD, MASSACHUSETTS 01102.

                                 (413) XXX-XXXX

                                   ----------

                                    QUESTIONS
                                       AND
                                     ANSWERS

                                   ----------

                               LOGO AS APPLICABLE

                              HAMPDEN BANCORP, INC.

                               HOLDING COMPANY FOR

                                  HAMPDEN BANK

THE SECURITIES OFFERED ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY HAMPDEN BANCORP, INC., HAMPDEN BANK, HAMPDEN BANCORP, MHC, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSITORS INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.